UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 4, 2016

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-         Registrant’s Business and Operations

Item 1.01          Entry into a Material Definitive Agreement.

Effective October 3, 2016, the Company entered into a  Stock Purchase Agreement (“Purchase Agreement”) with Powin Industries, SA de CV (“Powin Mexico”) and Rolland Holding Company, LLC (“Rolland”)pursuant to which   Company sold to Rolland ninety-nine (99) shares of  the Series A Common Stock and one hundred sixty-seven thousand four hundred fifty-two (167,452) shares of the Series B Common Stock of  Powin Mexico  which represents 99% of the Series A Common Stock and 100% of the Series B Common Stock (collectively the “Shares”) of  Powin Mexico.  The closing date of the Agreement was October 4, 2016 (“Closing”).

The purchase price for the Shares was $999,000.00. At Closing, Rolland made a cash payment of $99,000.00 and delivered to the Company (i) its promissory note in the  principal amount $100,000.00 bearing interest at 4% per annum with principal and interest payable in twelve (12) equal monthly installments (“Short Term Note”); and (ii) its promissory note in the principal amount of $800,000.00 bearing interest at 5% per annum with principal and interest payable in ninety-six (96) equal monthly installments (“Long Term Note”). The interest rate on the Long Term Note will be renegotiated if and when the Prime Rate for the U.S reaches 5%.

In addition, Powin Mexico delivered to the Company a non-interest bearing promissory note in the amount of $125,000.00 (“Powin Mexico Note”) which calls for four (4) equal monthly installments of $31,250.00 on each of December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020. The Powin Mexico Note represents a compromised amount representing the difference between the amount of the Powin Mexico accounts receivable and the amount of the Powin Mexico accounts payable owing to the Company.

The Purchase Agreement contains customary warranties and representation.  Amounts due under the Short Term Note, the Long Term Note and the Powin Mexico Note, respectively,  may be accelerated upon a failure to pay amounts due thereunder when due, unless waived or cured.

As a consequence of the Purchase Agreement, Powin Mexico ceased being a subsidiary of Powin Corporation.

 The foregoing description of the Purchase Agreement, the Short Term Note, the Long Term Note and the Powin Mexico Note is qualified in its entirety by reference to the Purchase Agreement, the Short Term Note, the Long Term Note and the Powin Mexico Note filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report which are hereby incorporated by reference into this Item 1.01.

Section 2-         Financial  Information

Item 2.01          Completion of Acquisition or Disposition of Assets

The information in Item 1.01 of this Report is incorporated herein and made a part of this Item 2.01.

Section 9-         Financial Statement and Exhibits

Item 9.01          Financial Statement and Exhibits

Exhibit	Description

10.1	Purchase Agreement Agreement effective October 3, 2016 among Powin Corporation, Powin Industries SA de CV and Rolland Holding Company, LLC.

10.2	Rolland Promissory Note dated October 4, 2016

10.3	Rolland Promissory Note dated October 4, 2016

10.4	Powin Mexico Promissory Note dated October 4, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: October 12, 2016	By:	/s/ Geoffrey Brown
President